Exhibit 10.56

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of September 3, 2004, by and between Landec Corporation, a California corporation (the “Company”), and Chiquita Brands International, Inc., a New Jersey corporation (the “Purchaser”).

RECITALS

A.                                   Whereas, the Company and the Purchaser are simultaneously entering into that certain License and Distribution Agreement (the “License Agreement”) dated as of the date hereof, regarding the Purchaser’s use of certain proprietary technology of the Company for packaging bananas, specialty bananas and plantains.

B.                                     Whereas, in connection with the License Agreement, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, shares of its Common Stock, par value $0.001 (the “Common Stock”), on the terms and conditions set forth herein.

AGREEMENT

The parties hereto agree as follows:

1.                                       Purchase and Sale of the Shares.  Subject to the terms and conditions herein contained, on the twenty-fifth Trading Day (as defined below) following the first public announcement of the License Agreement (the “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of shares of Common Stock determined in accordance with the formula set forth below (the “Shares”) at the price per share calculated in accordance with the formula set forth below.

(a)                                  The “Price Per Share” for the Shares shall equal the greater of (i) the volume-weighted average of the daily closing prices (“VWAP”) of the Common Stock on the NASDAQ National Market during the period beginning on the first trading day on the NASDAQ National Market (“Trading Day”) immediately following the first public announcement of the License Agreement and ending on the twentieth (20th) Trading Day following the date of such announcement (the “Trading Period”); provided that for purposes of this calculation the VWAP shall not exceed $7.20 (as adjusted for stock splits, stock dividends, reclassifications and the like) or (ii) the closing price of the Common Stock on the NASDAQ National Market on the Trading Day immediately preceding the first public announcement of the License Agreement (the “Initial Trading Price”).

(b)                                 If the Price Per Share equals or exceeds $6.00 (as adjusted for stock splits, stock dividends, reclassifications and the like), the number of Shares shall equal the lesser of (i) 500,000 or (ii) $3,500,000 divided by the Price Per Share.

(c)                                  If the Price Per Share is less than $6.00 (as adjusted for stock splits, stock dividends, reclassifications and the like), the number of Shares shall equal $2,000,000 divided by the Price Per Share; provided that if the VWAP is less than the Initial Trading Price (as adjusted for stock splits, stock dividends, reclassifications and the like), the number of Shares shall equal $1,000,000 divided by the Price Per Share.

(d)                                 The closing of the purchase of the Shares (the “Closing”) shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 1020 Marsh Road, Menlo Park, CA 94025 at 10:00 a.m. California time on the Closing Date. At the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares, registered in such name as the Purchaser requests, and the Purchaser shall deliver to the Company by cashier’s check or wire transfer, to a bank account designated by the Company, the aggregate purchase price for the Shares and deliver all other documents required of the Purchaser pursuant to this Agreement.

(e)                                  The Shares will be offered and sold to the Purchaser without such offer and sale being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

(f)                                    In connection with the sale of the Shares, the Company has made available its periodic reports filed with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) since August 31, 2003.  These reports and filings are collectively referred to as the “Disclosure Documents”.

2.                                       Representations, Warranties and Covenants of the Company.  The Company represents, warrants and covenants to the Purchaser as follows:

(a)                                  The Disclosure Documents as of their respective dates did not, and any amendment or supplement thereto as of its date did not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Disclosure Documents, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be (together with the rules and regulations of the Commission promulgated thereunder, the “Securities Acts”), as applicable.

(b)                                 Each of the Company and its subsidiaries (the “Subsidiaries”) has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition, properties, or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(c)                                  The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(d)                                 The Shares have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable.  The capital stock of the Company, including the Common Stock, conforms to the description thereof contained in the Disclosure Documents.  The shareholders of the Company have no preemptive or similar rights with respect to the Common Stock.

(e)                                  No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of this Agreement by the Company or for the consummation by the Company of any of the transactions contemplated hereby, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

(f)                                    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and the fulfillment of the terms hereof will not violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the articles of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets.

(g)                                 Except as described in the Disclosure Documents, there is not pending or, to the best knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder or the application of the proceeds therefrom.

(h)                                 None of the Company or any of its affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Shares in a manner which would require the registration under the Securities Act of the Shares.

(i)                                     No approvals from or notices to the NASDAQ National Market are required in connection with the sale of the Shares under this Agreement.

(j)                                     At no time prior to the end of the Trading Period will the Company repurchase any of its shares of Common  Stock or declare or pay any dividends on its Common Stock or make any distribution in respect thereof.  Neither the Company nor any of its directors, officers, employees, agents, or controlling persons will take prior to the end of the Trading Period, directly or indirectly, any actions designed to, or that might reasonably be expected to cause or result, under the Securities Acts or otherwise, in, or that have constituted, stabilization, or manipulation of the price of the shares of Common Stock.

3.                                       Representations, Warranties and Covenants of the Purchaser.

(a)                                  The Purchaser represents and warrants to the Company that the Shares to be acquired by it hereunder are being acquired for its own account for investment and with no intention of distributing or reselling such Shares or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to the Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws, and subject, nevertheless, to the disposition of the Purchaser’s property being at all times within its control.

(b)                                 The Purchaser understands that the Shares have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

The  Purchaser agrees to the imprinting, so long as appropriate, of the following legend on the Shares:

The shares of common stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred (“transferred”)

in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

The legend set forth above may be removed if and when the Shares are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act.  The Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws.  The Company agrees that it will provide the Purchaser, upon request, with a substitute Share certificate, not bearing such legend at such time as such legend is no longer applicable.  The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Shares.

(c)                                  The Purchaser is an institutional investor that is an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.  The Purchaser represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, the Purchaser having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(d)                                 The Purchaser represents and warrants to the Company that (i) the purchase of the Shares to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and (ii) the purchase of the Shares to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it.

(e)                                  The Purchaser represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, or controlling persons has taken or will take prior to the end of the Trading Period, directly or indirectly, any actions designed to, or that might reasonably be expected to cause or result, under the Securities Acts or otherwise, in, or that have constituted, stabilization, or manipulation of the price of the shares of Common Stock.

(f)                                    The Purchaser acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Company’s financial condition, results of operations, business and properties sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(g)                                 The Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of the Shares without the prior written consent of the Company until the first anniversary of the Closing Date and thereafter only in accordance with Rule 144 or any other applicable exemption, or pursuant to a registration statement, under the Securities Act.  Notwithstanding the foregoing, the Purchaser may transfer any or all of the Shares to one or more of its subsidiaries, provided that each such subsidiary agrees in writing to be bound by the terms of this Agreement.

4.                                       Conditions of the Purchaser’s Obligations.  The obligation of the Purchaser to purchase and pay for the Shares is subject to the following conditions unless waived in writing by the Purchaser:

(a)                                  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b)                                 None of the issuance and sale of the Shares pursuant to this Agreement shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company’s knowledge, threatened against the Company or against the Purchaser relating to the issuance of the Shares or the Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement or the Disclosure Documents.

5.                                       Survival Clause.  The respective representations and warranties of the Company and the Purchaser set forth in this Agreement shall survive for a period of one year following the Closing Date.

6.                                       Notices.  All communications hereunder shall be in writing and, (i) if sent to the Purchaser, shall be hand delivered, couriered by next-day air courier or confirmed facsimile to Chiquita Brands International, Inc., 250 E. Fifth St., Cincinnati, OH 45202, Attention:  Senior Vice President and General Counsel and (ii) if sent to the Company, shall be hand delivered,  couriered by next-day air courier or confirmed facsimile to Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025, Attention:  Greg Skinner, and with a copy to Geoffrey P. Leonard, Orrick, Herrington & Sutcliffe LLP, 1020 March Road, Menlo Park, CA 94025.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

7.                                       Successors.  This Agreement shall inure to the benefit of and be binding upon the Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.  No purchaser of Shares from the Purchaser will be deemed a successor because of such purchase.

8.                                       No Waiver; Modifications in Writing.  No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law or in equity or otherwise.  No waiver of or consent to any departure by the Company or the Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below.  Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the relevant Purchaser.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

9.                                       Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

10.                                 APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN

SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

11.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

The parties have duly executed this Stock Purchase Agreement as of the date first above written.

COMPANY:

LANDEC CORPORATION

By:

Name:

Title:

PURCHASER:

CHIQUITA BRANDS INTERNATIONAL, INC.

By:

Name:

Title: